                                                                   EXHIBIT 10.10

                      CATALYTICA COMBUSTION SYSTEMS, INC.



                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
Section 1. Authorization...................................................     1

        1.1  Authorization of Series B Preferred Stock.....................     1
        1.2  Sale of Series B Preferred Stock..............................     1

Section 2. Closing Date; Delivery..........................................     1

        2.1  Closing Date..................................................     1
        2.2  Delivery......................................................     1

Section 3. Representations and Warranties of the Company and Catalytica....     1

       3.1   Organization, Good Standing and Qualification.................     2
       3.2   Capitalization................................................     2
       3.3   Subsidiaries..................................................     3
       3.4   Authorization.................................................     3
       3.5   Valid Issuance................................................     4
       3.6   Governmental Consents.........................................     4
       3.7   Litigation....................................................     4
       3.8   Patents and Trademarks........................................     5
       3.9   Compliance with Other Instruments.............................     5
       3.10  Registration Rights...........................................     6
       3.11  Title to Property and Assets..................................     6
       3.12  Employee Benefit Plans........................................     6
       3.13  Tax Return and Payments.......................................     6
       3.14  Insurance.....................................................     6
       3.15  Labor Agreements and Actions..................................     6
       3.16  Financial Statements..........................................     7
       3.17  Changes.......................................................     7
       3.18  Voting Arrangements...........................................     8
       3.19  Hazardous Materials...........................................     8
       3.20  Agreements with Affiliates....................................     9
       3.21  Holding Company and Investment Company Status.................     9
       3.22  Possession of Franchises, Licenses, Etc.......................    10

Section 4. Representations, Warranties and Covenants of the Investor.......    10

       4.1   Authorization.................................................    10
       4.2   Purchase Entirely for Own Account.............................    10
       4.3   Disclosure of Information.....................................    10
       4.4   Investment Experience.........................................    11
       4.5   Restricted Securities.........................................    11

       4.6   Further Limitations on Disposition..................................... 11
       4.7   Legends................................................................ 11
       4.8   Accredited Investor.................................................... 12

Section 5. Conditions of Investor's Obligations at Closing.......................... 12

       5.1   Representations and Warranties......................................... 12
       5.2   Performance............................................................ 12
       5.3   No Material Adverse Change............................................. 12
       5.4   Compliance Certificate................................................. 12
       5.5   Qualifications......................................................... 13
       5.6   Proceedings and Documents.............................................. 13
       5.7   Opinion of Company Counsel............................................. 13
       5.8   Board of Directors..................................................... 15
       5.9   Amendment of Bylaws.................................................... 15
       5.10  Stockholders' Agreement................................................ 15
       5.11  Consents and Approvals................................................. 15
       5.12  Compliance with Securities Laws........................................ 15
       5.13  No Adverse U.S. Legislation, Action or Decision........................ 15
       5.14  Intercompany Obligations............................................... 16

Section 6. Conditions of the Company's Obligations at Closing....................... 16

       6.1   Representations and Warranties......................................... 16
       6.2   Payment of Purchase Price.............................................. 16
       6.3   Opinion of Investor Counsel............................................ 16
       6.4   Consents and Approvals................................................. 17

Section 7. Registration Rights...................................................... 17

       7.1   Certain Definitions.................................................... 17
       7.2   Demand Registration.................................................... 18
       7.3   Company Registration................................................... 20
       7.4   Expenses of Registration............................................... 21
       7.5   Registration Procedures................................................ 21
       7.6   "Market Stand-Off" Agreement........................................... 21
       7.7   Indemnification........................................................ 21
       7.8   Information by Investor................................................ 23
       7.9   Rule 144 Reporting..................................................... 23
       7.10  Transfer and Expiration of Registration Rights......................... 24

Section 8. Investor's Right of First Refusal........................................ 24

       8.1   Right of First Refusal................................................. 24
       8.2   Notice and Closing..................................................... 26
       8.3   Waiver................................................................. 26

Section 9. Board Representation and Voting Agreement................................ 26

      9.1    Board Representation Prior to Initial Public Offering............. 26
      9.2    Board Representation After Initial Public Offering................ 27
      9.3    Vacancy........................................................... 27
      9.4    Voting Agreement.................................................. 27

Section 10.  Certain Covenants of the Investor................................. 27

      10.1   Limitation on Ownership of Voting Stock of the Company............ 27
      10.2   Limitations on Ownership of Voting Stock of Catalytica............ 27
      10.3   Restrictions on Transfer of Voting Stock.......................... 28
      10.4   No Sale or Transfer in First Year................................. 29

Section 11.  Investor's Option to Purchase Additional Shares................... 29

      11.1   Option to Purchase................................................ 29

Section 12.  Company Right of First Refusal.................................... 29

      12.1   Company Right of First Refusal.................................... 29
      12.2   Assignment of Rights.............................................. 30

Section 13.  Certain Definitions and Termination of Covenants.................. 30

      13.1   Certain Definitions............................................... 30
      13.2   Termination of Covenants.......................................... 31

Section 14.  Information Rights................................................ 32

      14.1   Annual and Quarterly Financial Information........................ 32
      14.2   Confidentiality of Information.................................... 32
      14.3   Assignment of Information Rights.................................. 32
      14.4   Termination....................................................... 32

Section 15.  Additional Covenants of Catalytica and the Company................ 33

      15.1   Stock to be Reserved.............................................. 33
      15.2   Use of Proceeds................................................... 33
      15.3   Intercompany Obligations.......................................... 33

Section 16.  Miscellaneous..................................................... 33

      16.1   Survival of Warranties............................................ 33
      16.2   Successors and Assigns............................................ 33
      16.3   Governing Law..................................................... 34
      16.4   Counterparts...................................................... 34
      16.5   Titles and Subtitles.............................................. 34
      16.6   Notices........................................................... 34
      16.7   Finder's Fee...................................................... 34
      16.8   Expenses.......................................................... 34
      16.9   Amendment and Waivers............................................. 34
      16.10  Severability...................................................... 34

      16.11  Aggregation of Stock.............................................. 35
      16.12  Affiliates and Subsidiaries....................................... 35
      16.13  Saturday, Sundays, Holidays, etc.................................. 35

EXHIBITS

     A    Amended and Restated Certificate of Incorporation

     B    Schedule of Exceptions

     C    Schedule of Insurance

     D    Stockholders' Agreement

                           STOCK PURCHASE AGREEMENT

   THIS STOCK PURCHASE AGREEMENT (the "Stock Purchase Agreement") is made as of the 9th day of December, 1997, by and between Catalytica Combustion Systems, Inc., a Delaware corporation (the "Company"), Catalytica, Inc., a Delaware corporation ("Catalytica") and Enron Ventures Corp., a Delaware corporation and any Affiliated Transferees (as defined below) (collectively, the "Investor" or "Enron").

                                  Section 1.
                                 Authorization
                                 -------------

   1.1    Authorization of Series B Preferred Stock.  On or before the Closing
          -----------------------------------------
Date, the Company will have authorized the sale and issuance to the Investor of
(a) 2,000,000 shares of its Series B Preferred Stock (the "Series B Preferred"), having the rights, preferences, privileges and restrictions set forth in the Company's Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").
          ---------


   1.2    Sale of Series B Preferred Stock.  Subject to the terms and conditions
          --------------------------------
hereof, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, 1,339,286 shares of Series B Preferred, at a per share purchase price of $22.40, for an aggregate purchase price of $30,000,000.

                                  Section 2.
                            Closing Date; Delivery
                            ----------------------

   2.1    Closing Date.  The closing of the purchase and sale of the Series B
          ------------
B Preferred hereunder (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. on January 14, 1998, or at such other time and place upon which the Company and the Investor shall mutually agree. The date of the Closing shall hereinafter be referred to as the "Closing Date."

   2.2    Delivery.  At the Closing, the Company will deliver to the Investor a
          --------
certificate or certificates representing the number of shares of Series B Preferred purchased by the Investor against payment of the purchase price therefor by wire transfer made pursuant to the Company's instructions.

                                  Section 3.
         Representations and Warranties of the Company and Catalytica
         ------------------------------------------------------------

   Except as set forth on the Schedule of Exceptions attached hereto as
Exhibit B (the "Schedule of Exceptions"), which exceptions shall be deemed
---------
representations and
warranties hereunder, the Company and Catalytica, jointly and severally, hereby represent and warrant to the Investor as follows:

   3.1    Organization, Good Standing and Qualification.  The Company and
          ---------------------------------------------
Catalytica are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to carry on their respective businesses as now conducted and as proposed to be conducted. Each subsidiary of the Company and Catalytica is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization and has all requisite corporate power and authority to carry on its respective business as now conducted and as proposed to be conducted. The Company and Catalytica and each of their subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in the United States in which the failure so to qualify would have a material adverse effect on their respective businesses or properties.

   3.2    Capitalization.
          --------------

          (i)  The authorized capital stock of the Company consists of:

               (a) Capital Stock.  9,000,000 shares of Preferred Stock, $.001
                   -------------
par value, 7,000,000 of which are designated as Series A Preferred Stock, all of which are issued and outstanding, 2,000,000 of which are designated as Series B Preferred Stock, none of which are issued and outstanding and 10,250,000 shares of Common Stock, $.001 par value, of which 500,000 shares were issued and outstanding as of November 30, 1997. All of the issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable.

               (b) Reserved Shares.  The Company has reserved 7,000,000 shares
                   ---------------
of Common Stock for issuances upon conversion of the Series A Preferred Stock, 2,000,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock (all of which are reserved for issuance to the Investor) and 819,000 shares of Common Stock for issuance pursuant to the Company's 1995 Stock Plan, under which options are outstanding to purchase 803,458 shares of the Company's Common Stock. There are no other outstanding options, warrants, rights, including conversion or preemptive rights, or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

          (ii) The authorized capital stock of Catalytica consists of:

               (a) Capital Stock.  120,000,000 shares of common Stock, $001 par
                   -------------
value, of which 27,791,268 shares are issued and outstanding as of November 30, 1997, 5,000,000 shares of undesignated preferred stock, none of which are issued or outstanding as of the date hereof, options to purchase 2,876,784 shares of Common Stock as of November 30, 1997, and 30,000,000 shares of Class A and 17,000,000 shares of

Class B Common Stock, of which 13,270,000 and 11,730,000, respectively, are issued and outstanding as of November 30, 1997. All of the issued and outstanding shares of Capital Stock of Catalytica have been duly authorized and validly issued and are fully paid and nonassessable.

               (b) Reserved Shares.  Catalytica has reserved a sufficient
                   ---------------
number of shares of Common Stock, as adjusted from time to time, for issuance upon the conversion of the Class A and Class B Common Stock, 17,000,000 shares of Class A Common Stock for issuance upon the conversion of the Class B Common Stock, a number of shares of Common Stock sufficient, as adjusted from time to time, for issuance upon the exchange of the 250,000 Catalytica Pharmaceuticals shares of Series 1 Junior Preferred held by Glaxo Wellcome, a number of shares of Common Stock sufficient, as adjusted from time to time, for issuance upon the exchange of the 150,000 shares of Series B Preferred Stock of Catalytica Pharmaceuticals held by Pfizer, a number of shares sufficient, as adjusted from time to time, for issuance upon the exchange of the 2,000,000 shares of Series B Preferred Stock issuable to Enron in connection with this Agreement, 2,000,000 shares of Common Stock for issuance upon the exercise of that certain warrant dated July 31, 1997 held by Glaxo Wellcome, and 4,611,946 shares of Common Stock issuable pursuant to the Catalytica's equity compensation plans under which options or other rights are outstanding to purchase 1,869,554 shares of the Catalytica's Common Stock. There are no other outstanding options, warrants, rights, including conversion of preemptive rights, or agreements for the purchase or acquisition from Catalytica of any shares of its capital stock.

   3.3    Subsidiaries.  Except for GENXON Power Systems, LLC and Advanced
          ------------
Sensor Devices, Inc., the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

   3.4    Authorization.  All corporate action on the part of the Company and
          -------------
Catalytica, their respective officers, directors and stockholders necessary for
(i) the authorization, execution and delivery of this Agreement and the Stockholders' Agreement; (ii) the performance of all obligations of the Company and Catalytica hereunder and thereunder; and (iii) the authorization, issuance and delivery of the Series B Preferred (and the Common Stock underlying the Series B Preferred) being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and this Agreement and the Stockholders' Agreement constitute the valid and legally binding obligations of the Company and Catalytica, enforceable against each of the Company and Catalytica, as the case may be, in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and except insofar as the enforceability of the indemnification provisions of Section 7.7 of this

Agreement may be limited by applicable laws. The execution of this Agreement and the Stockholders' Agreement and the performance of the transactions contemplated by this Agreement and the Stockholders' Agreement by each of the Company and Catalytica will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under (with or without the passage of time or filing of notice) their respective Certificates of Incorporation or Bylaws (each as amended or restated to date) or any material agreement or other instrument to which the Company or Catalytica or any of their subsidiaries are a party or by which they or any of their properties are bound.

   3.5    Valid Issuance.  The Series B Preferred which is being purchased by
          --------------
the Investor hereunder, when issued, sold or delivered in accordance with the terms hereof, for the consideration expressed herein, and the shares of Common Stock issuable upon conversion of the Series B Preferred in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

   3.6    Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") on the part of the Company or Catalytica is required in connection with the consummation of the transactions contemplated by this Agreement, except for any post-sale filing pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods.

   3.7    Litigation.  There is no action, suit, proceeding or investigation
          ----------
pending or to the knowledge of the Company or Catalytica currently threatened against the Company or Catalytica or any of their subsidiaries which questions the validity of this Agreement or the Stockholders' Agreement or the right of the Company or Catalytica to enter into this Agreement and the Stockholders' Agreement, or to consummate the transactions contemplated by this Agreement or the Stockholders' Agreement, or which might result, either individually or in the aggregate, in any material adverse change in the business, properties, financial condition or operating results of either the Company or Catalytica, as such businesses are presently conducted, or in any change in the current equity ownership of the Company or Catalytica, nor is the Company or Catalytica aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company or Catalytica) involving the prior employment of any of the Company's, Catalytica's or any of their subsidiaries' employees, their use in connection with the Company's, Catalytica's or any of their subsidiaries business of any information or technology allegedly proprietary to any of their former employees, or their obligations under any agreements with prior employers.

Neither the Company, Catalytica nor any of their subsidiaries is a party or subject to the provisions of any order (except as imposed by laws of general application), writ, injunction, judgment or decree (except as imposed by laws of general application) of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company, Catalytica or any of their subsidiaries currently pending or which the Company, Catalytica or any of their subsidiaries intends to initiate.

   3.8    Patents and Trademarks.  To the Company's knowledge, the Company has
          ----------------------
sufficient rights, title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and proprietary rights necessary for its business as now conducted (which shall be deemed for purposes of this Agreement to include the manufacturing and installation of the XONON combustion system in current generation turbines, next generation turbines, and out-of-warranty turbines world wide) (the "Intellectual Property"). Catalytica transferred to the Company all of Catalytica's right, title and interest to the Intellectual Property. Exhibit B sets forth (a) a list of the patents, patent applications, trademarks or service marks issued to, assigned to or filed by the Company, identifying any such Intellectual Property which is jointly held with a third party and (b) a list of any licenses or agreements between the Company and a third party with respect to any of the Intellectual Property. The Company is not aware that any of its employees are obligated under any contract (including employee agreements, licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree (except as imposed by laws of general application) of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company, or that would conflict with the Company's business as now conducted, or that has resulted in notification from an obligee of any such contract to the Company regarding concerns about an employee's compliance with such contract. To the Company's knowledge, there are no third party claims, demands or causes of action alleging that either the Company or any of its subsidiaries does not have the right to exploit all or a part of the Intellectual Property on a world wide basis or alleging that such third party also has the right to exploit such Intellectual Property.

   3.9    Compliance with Other Instruments.  Exhibit B sets forth a list of all
          ---------------------------------
material instruments and contracts to which the Company or any of its subsidiaries is a party by which either is bound and the Company has made each of such contracts and instruments available to the investor. Neither the Company nor any of its subsidiaries is in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any judgment, order, writ or decree by which it is bound. Neither the Company nor any of its subsidiaries is in violation or default of any material instrument or material contract to which it is a party or by which it is bound, or of any provision of any federal or state statute (including without limitation environmental and labor laws and filing requirements under the Employee Retirement Income Security Act of 1974), rule or regulation applicable to the Company, which violation or default would be materially adverse to the Company, its business or its properties.

   3.10   Registration Rights.  Except as provided in Section 7 of this
          -------------------
Agreement or as set forth in Exhibit B, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

   3.11   Title to Property and Assets.  Except as disclosed in Exhibit B, each
          ----------------------------
of the Company and its subsidiaries has good and marketable title to and owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens listed in Exhibit B which arise in the ordinary course of business and do not materially impair the Company's or its subsidiaries' ownership or use of such property or assets or materially detract from the value of such property or assets. With respect to the property and assets it leases, each of the Company and its subsidiaries is in compliance with such leases in all material respects and, to the Company's knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances.

   3.12   Employee Benefit Plans.  Except as disclosed in Exhibit B, neither the
          ----------------------
Company nor any of its subsidiaries have any Employee Benefit Plans as described in Section 3(2)(A) or Section 3(2)(B) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Neither Catalytica, the Company nor any of their subsidiaries has incurred any liability to the PBGC (other than annual premiums due to the PBGC) or a Pension Plan under Title IV of ERISA.

   3.13   Tax Return and Payments.  Except as disclosed in Exhibit B, the
          -----------------------
Company and Catalytica have timely filed all tax returns and reports as required by law, or the appropriate information for the Company was included in the consolidated tax returns and reports of Catalytica. These returns and reports are true and correct in all material respects. The Company and Catalytica have paid all taxes and other assessments due prior to the time penalties would accrue thereon. The provision for taxes of the Company and Catalytica are adequate for taxes due or accrued as of the date thereof. The Company and Catalytica have not been notified by any federal or state taxing authority of any audit of the tax returns of the Company or Catalytica for any tax year.

   3.14   Insurance.  Each of the Company and its subsidiaries has in full force
          ---------
and effect the insurance policies, with coverage amounts and as summarized in the Schedule of Insurance attached hereto as Exhibit C.

   3.15   Labor Agreements and Actions.  Except as disclosed in Exhibit B,
          ----------------------------
neither the Company nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees of the Company or its subsidiaries. There is no strike or other labor dispute involving the Company or its subsidiaries pending or to the knowledge of the Company threatened, which could have a material adverse effect on the business, properties, financial condition, operating results of the Company, nor is the Company aware of any labor organization activity involving employees of the Company or its subsidiaries.

   3.16   Financial Statements.  The Company has delivered to Investor its
          --------------------
statement of operations for the years ended December 31,1994 and 1995 and its unaudited financial statements (balance sheet and statement of operations, which together constitute the "Financial Statements") for the year ended December 31, 1996 and for the fiscal quarter ended September 30, 1997. Catalytica has also delivered audited financial statements for the year ended December 31, 1996 and unaudited financial statements for the fiscal quarter ended September 30, 1997 (the "Catalytica Financial Statements"). The Financial Statements and the Catalytica Financial Statements are complete and correct in all material respects, subject to normal year-end adjustments, and have been prepared in accordance with generally accepted accounting principles consistently applied (except no footnotes have been prepared for the Financial Statements and the Catalytica Financial Statements for the quarter ended September 30, 1997). The Financial Statements and the Catalytica Financial Statements accurately set out and describe the financial condition and operating results of the Company and Catalytica as of the dates, and for the period, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements and the Catalytica Financial Statements, neither the Company nor Catalytica have any liabilities, contingent or otherwise, required to be set forth therein under generally accepted accounting principles other than liabilities incurred in the ordinary course of business subsequent to the end of the latest fiscal quarter which, individually or in the aggregate, are not material to the financial condition or operating results of the Company or Catalytica. Each of Catalytica's and the Company's system of accounting and internal controls has been established and administered in accordance with generally accepted accounting principles.

   3.17   Changes.  Except as disclosed in Exhibit B, since September 30, 1997,
          -------
there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company or Catalytica from that reflected in the Financial Statements and the Catalytica Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse and except that the Company has continued to incur operating losses;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, or business of the Company or Catalytica as such businesses are presently conducted;

          (c) any waiver by the Company or Catalytica of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or Catalytica, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company or Catalytica as such business is presently conducted;

          (e) any change or amendment to or termination of a material contract or arrangement by which the Company or Catalytica or any of their respective assets or properties is bound or subject;

          (f) to the Company's and Catalytica's knowledge, any other event or condition of any character which has, or could reasonably be expected to, materially and adversely affect the assets, properties, financial condition or operating results or business of the Company or Catalytica as such business is presently conducted;

          (g) any repurchase of the Company's or Catalytica's capital stock or any agreement executed with respect to the repurchase of any of its capital stock;

          (h) any payment of dividends; or

          (i) any material agreement not addressed in this Section 3.17(a)-(h) above.

   3.18   Voting Arrangements.  There are no outstanding stockholder agreements,
          -------------------
voting trusts, proxies or other arrangements among the stockholders of the Company relating to the voting of their respective shares.

   3.19   Hazardous Materials.
          -------------------

          (a) To the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of, has been charged with, has received any notice of and is under investigation for its failure to comply with, any statutes, laws, ordinances, rules, regulations, orders and directives of any and all Governmental Agency or Agencies as that term is defined in paragraph (iii) of this Section 3.19 with respect to the use, generation, storage, transportation, handling, abandoning, releasing or disposing of any Hazardous Materials, as defined below, pertaining to the Company or any of its subsidiaries, the real or personal property or other assets owned or leased by the Company or any of its subsidiaries, its business or the operation, conduct or occupancy thereof. Neither the Company nor any of its subsidiaries has previously disposed of any Hazardous Materials at the real property leased by it or at any real property leased by it in the past in violation of applicable law. To the Company's knowledge, there are no Hazardous Materials currently stored at its leased property which, in their current state and quantity, are stored in violation of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. or any other statute, law, ordinance, rule, regulation, order or directive of any Governmental Agency or Agencies.

          (b) For the purpose of this Section, the term "Hazardous Materials" shall include those materials or substances defined as "hazardous substances," "hazardous materials," "hazardous waste," or "toxic substances," under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., or regulations promulgated pursuant thereto.

          (c) For purposes of this Section, the term "Governmental Agency or Agencies" means any federal, state or local government, political subdivision, court, agency or other entity, body, organization or group legally empowered and exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function or government.

          (d) To the knowledge of Catalytica, the representations and warranties to Catalytica's subsidiary Catalytica Pharmaceuticals, Inc., from Glaxo Wellcome, Inc. contained in Section 4.22 of the Asset Purchase Agreement for the purchase of the Greenville Facility would be materially true and correct if made on the date hereof subject to the exceptions thereto in the Asset Purchase Agreement; provided however, certain Environmental Reports (as defined in Section 4.22(f) of the Asset Purchase Agreement) have been generated since the date of the Asset Purchase Agreement in accordance with the terms of the Asset Purchase Agreement.

   3.20   Agreements with Affiliates.  Except as set forth on Exhibit B, neither
          --------------------------
the Company nor any of its subsidiaries is a party to any material contract or agreement with, or any other commitment to, any Affiliate of Catalytica, the Company or any of their Subsidiaries which contract, agreement or commitment is on terms that are less favorable to the Company or its subsidiaries than those that would have been obtainable in a good faith arm's-length transaction at the time from any reasonable person who was not such an Affiliate.

   3.21   Holding Company and Investment Company Status.  Neither Catalytica,
          ---------------------------------------------
the Company nor any of their subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended. Neither Catalytica, the Company nor any of their subsidiaries is, or upon the sale of the Series B Preferred Stock will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

   3.22   Possession of Franchises, Licenses, Etc.  The Company and its
          ---------------------------------------
subsidiaries possess all material franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of its properties and assets, and neither the Company nor any of its subsidiaries is in violation of any thereof which violation would have a material adverse effect on the business or financial condition of the Company.

                                  Section 4.
           Representations, Warranties and Covenants of the Investor
           ---------------------------------------------------------

     The Investor hereby represents, warrants and covenants to the Company and Catalytica with respect to the purchase of the Series B Preferred (and the Common Stock underlying the Series B Preferred) and as of the Closing as follows:

   4.1    Authorization.  This Agreement constitutes its valid and legally
          -------------
binding obligation, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and except insofar as the enforceability of the indemnification provisions of Section 7.7 of this Agreement may be limited by applicable laws.

   4.2    Purchase Entirely for Own Account.  The Series B Preferred (and the
          ---------------------------------
Common Stock underlying the Series B Preferred) to be purchased by such Investor under this Agreement will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Series B Preferred (and the Common Stock underlying the Series B Preferred) purchased hereunder. Investor represents that it has full power and authority to enter into this Agreement.

   4.3    Disclosure of Information.  Investor believes it has received all the
          -------------------------
information it considers necessary or appropriate for deciding whether to purchase shares of the Series B Preferred (and the Common Stock underlying the Series B Preferred). Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Series B Preferred (and the Common Stock underlying the Series B Preferred). The foregoing, however, does not limit or modify the representations and warranties of the Company and Catalytica in
Section 3 of this Agreement.

   4.4    Investment Experience.  Investor is an investor in securities of
          ---------------------
companies at similar stages of development and acknowledges that it can bear the economic risk and complete loss of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred (and the Common Stock underlying the Series B Preferred). Investor also represents it has not been organized solely for the purpose of acquiring the Series B Preferred (and the Common Stock underlying the Series B Preferred).

   4.5    Restricted Securities.  Investor understands that the Series B
          ---------------------
Preferred (and the Common Stock underlying the Series B Preferred) it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection Investor represents that it is familiar with United States SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

   4.6    Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Series B Preferred (or the Common Stock underlying the Series B Preferred) unless and until:

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, as currently in existence, except in unusual circumstances.

   4.7    Legends.  It is understood that the certificates evidencing the Series
          -------
B Preferred (and the Common Stock underlying the Series B Preferred) purchased by the Investor may bear one or all of the following legends or similar legends:

          (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

          (b) If required by the authorities of any state in connection with the issuance or sale of the Series B Preferred (or the Common Stock underlying the Series B Preferred), the legend required by such state authority.

          (c) "These securities are subject to restrictions on transfer and rights of first refusal set forth in the Stock Purchase Agreement between the Company and the holder, and in the Stockholders' Agreement among the Company, Catalytica, Inc. and the holder, copies of which are available from the secretary of the Company."

   4.8    Accredited Investor.  Investor is an accredited investor as defined in
          -------------------
Rule 501(a) of Regulation D, as amended, of the SEC under the Securities Act.

                                  Section 5.
                Conditions of Investor's Obligations at Closing
                -----------------------------------------------

     The obligations of Investor under this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective if such investor does not consent in writing thereto:

   5.1    Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company and Catalytica contained in Section 3 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

   5.2    Performance.  The Company shall have performed and complied in all
          -----------
material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

   5.3    No Material Adverse Change.  There shall have been no material adverse
          --------------------------
change in the business, properties, financial condition or operating results of the Company or Catalytica since the close of the latest fiscal quarter, except that the Company has continued to incur operating losses.

   5.4    Compliance Certificate.  The President or a Vice President of the
          ----------------------
and Catalytica shall deliver to Investor at the Closing a certificate (in form satisfactory to Investor) on behalf of the Company and Catalytica certifying that the conditions specified in Sections 5.1, 5.2 and 5.3 have been fulfilled and stating that, except as set forth in the Schedule of Exceptions hereto, there has been no material adverse change in the business, properties, financial condition or operating results of the Company or Catalytica since the close of the latest fiscal quarter, except that the Company has continued to incur operating losses.

   5.5    Qualifications.  All applicable state securities administrators shall
          --------------
have issued a permit qualifying the offer and sale of the Series B Preferred Stock and the underlying Common Stock to the investor pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the applicable state securities laws.

   5.6    Proceedings and Documents.  All corporate and other proceedings in
          -------------------------
connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

   5.7    Opinion of Company Counsel.  Investor shall have received from Wilson
          --------------------------
Sonsini Goodrich & Rosati, P.C., counsel for the Company and Catalytica, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Investor, to the effect that:

          (a) The Company and Catalytica are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company and Catalytica have all requisite corporate power and authority to own their respective properties and to conduct their respective businesses as presently conducted.

          (b) The Company and Catalytica are qualified to do business as foreign corporations in the State of California.

          (c) The Company and Catalytica have all requisite corporate power and authority to execute, deliver and perform this Agreement and the Stockholders' Agreement. This Agreement and the Stockholders' Agreement have been duly and validly authorized by the Company and Catalytica, duly executed and delivered by an authorized officer of the Company and Catalytica, and are valid and enforceable in accordance with their terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and except insofar as the enforceability of the indemnification provisions of Section 7.7 of this Agreement may be limited by applicable laws.

          (d) The authorized capital stock of the Company is as follows:
9,000,000 shares of Preferred Stock, $.001 par value, of which 7,000,000 shares have been designated Series A Preferred Stock, and 2,000,000 have been designated Series B Preferred and 10,250,000 shares of Common Stock, $.001 par value.

          (e) The authorized capital stock of Catalytica is as follows:
5,000,000 shares of undesignated Preferred Stock, 120,000,000 shares of common stock, of which 73,000,000 shares are designated Common Stock, 30,000,000 shares are designated Class A Common Stock, and 17,000,000 shares are designated Class B Common Stock. The par value of the common stock and the Preferred Stock is $.001 per share.

          (f) The certificates representing the Series B Preferred are in due and proper form and have been duly and validly executed by the authorized officers of the Company named thereon. The Series B Preferred purchased under this Agreement, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock and the shares of Common Stock of Catalytica, as the case may be, issuable upon conversion of the Series B Preferred in accordance with the terms of the Restated Certificate and the Stockholders' Agreement, as the case may be, will be duly and validly issued, fully paid and non-assessable.

          (g) The execution, delivery and performance and compliance with the terms of this Agreement and the Stockholders' Agreement by the Company and Catalytica (provided that no opinion is expressed as to the indemnification provisions of Section 7.7 of this Agreement) do not violate any provision of the Company's or Catalytica's Certificate of Incorporation or Bylaws, or, to such counsel's knowledge, do not violate any provision of any applicable federal or state law, rule or regulation and, to such counsel's knowledge, do not conflict with or constitute a default under the provisions of any judgment, writ, decree, order or material agreement known to such counsel to which the Company or Catalytica is a party or by which they are bound, which violation, conflict or default would be materially adverse to the Company or Catalytica.

          (h) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Company and Catalytica (other than by federal or state securities laws which are covered in Section (h) below) required to be made prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and are effective, as of the Closing and there are no proceedings, or, to such counsel's knowledge, threat thereof, which question their validity.

          (i) Based in part upon the representations of the Investor, the offer and sale of the Series B Preferred (and the underlying Common Stock) pursuant to the terms of this Agreement are exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended. Such counsel will express no opinion as to compliance with applicable Federal or State antifraud statutes, or statutes, rules or regulations of any applicable state law governing the issuance of securities.

     The opinion of counsel for the Company and Catalytica under this Section 5.7, shall be qualified by such matters as are set forth in the Schedule of Exceptions to this Agreement.

     5.8    Board of Directors.  Upon the Closing, the authorized size of the
            ------------------
Board of Directors of the Company shall be eight (8) members and the Board shall consist of William B. Ellis, William K. Reilly, Fred O'Such, Ricardo B. Levy, John A. Urquhart, Dennis A. Orwig, Lawrence W. Briscoe and Thomas E. White, Jr.

     5.9    Amendment of Bylaws.  The Company shall provide evidence of an
            -------------------
amendment to its Bylaws increasing the number of directors to eight (8).

     5.10   Stockholders' Agreement.  The Company, Catalytica and the Investor
            -----------------------
shall have entered into the Stockholders' Agreement in substantially the form attached hereto as Exhibit D (the "Stockholders' Agreement") and such agreement
                   ---------
shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

     5.11   Consents and Approvals.  All consents from (i) The Chase Manhattan
            ----------------------
Bank, (ii) Morgan Stanley Capital Partners III, L.P., (iii) Mitsubishi Oil, Ltd., and (iv) other required or mandated orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable Governmental Body in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained or shall have occurred, including without limitation the expiration or early termination of the waiting period under the HSR Act.

     5.12   Compliance with Securities Laws.  The offering and sale of the
            -------------------------------
Series B Preferred Stock under this Agreement shall have complied with all applicable requirements of federal and state securities laws.

     5.13   No Adverse U.S. Legislation, Action or Decision.  Subsequent to the
            -----------------------------------------------
date hereof, no legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which would materially and adversely affect Investor's investment in the Series B Preferred Stock. There shall be no action, suit, investigation or proceeding, pending or to Catalytica's or the Company's knowledge threatened, against or affecting Catalytica, the Company or any of their subsidiaries, or any of their respective properties or rights, or any of their affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, or the Stockholders'

Agreement or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction, and, to Catalytica's or the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

     5.14   Intercompany Obligations.  All payables, indebtedness and other
            ------------------------
monetary obligations of the Company or its subsidiaries to Catalytica which are not being retired or repaid prior to the Closing, shall have been modified as a contribution of capital upon terms reasonably satisfactory to the Investor.

                                  Section 6.
              Conditions of the Company's Obligations at Closing
              --------------------------------------------------

     The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor:

     6.1    Representations and Warranties.  The representations and warranties
            ------------------------------
of the Investor contained in Section 4 hereof shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

     6.2    Payment of Purchase Price.  Investor shall have delivered the
            -------------------------
purchase price specified in Section 1 and Investor shall have acquired and paid for at the Closing the number of shares of Series B Preferred specified in
Section 1 of this Agreement.

     6.3    Opinion of Investor Counsel.  The Company shall have received from
            ---------------------------
the office of the General Counsel for the Investor, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect that:

            (a) The Investor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and the Investor has all requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

            (b) The investor has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Stockholders Agreement. The Agreement and the Stockholders Agreement, have been duly and validly authorized by the Investor, duly executed and delivered by an authorized officer of the Investor and are valid and enforceable in accordance with their terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and except insofar as the enforceability of the indemnification provisions of Section 7.7 of this Agreement may be limited by applicable laws.

          (c) The execution, delivery, performance and compliance with the terms of this Agreement by the Investor does not violate any provision of any applicable law, rule or regulation or any provision of the Investor's Charter or Bylaws and, to such counsel's knowledge, do not conflict with or constitute a default under the provisions of any judgment, writ, decree, order or material agreement to which Investor is a party or by which Investor is bound, which violation, conflict or default would be materially adverse to the Investor.

          (d) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or state governmental authority on the part of the Investor required to be made prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and are effective, as of the Closing and such counsel is not aware of any proceedings, or threat thereof, which question their validity.

   6.4    Consents and Approvals.  All consents from (i) The Chase Manhattan
          ----------------------
Bank, (ii) Morgan Stanley Capital Partners III, L.P., (iii) Mitsubishi Oil, Ltd., and (iv) other required or mandated orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable Governmental Body in connection with the consummation of the transactions contemplated by this Agreement shall have been made or obtained or shall have occurred, including without limitation the expiration or early termination of the waiting period under the HSR Act.

                                  Section 7.
                              Registration Rights
                              -------------------

   7.1    Certain Definitions.  As used in this Section 7, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Initial Public Offering" shall mean the Company's first underwritten
           -----------------------
offering of its securities registered with the Securities and Exchange Commission which results in gross proceeds to the Company of at least $20 million.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Registrable Securities" means (i) shares of the Company's Common
           ----------------------
Stock issued or issuable pursuant to the conversion of the Company's Series B Preferred Stock, (ii) any Common Stock of the Company issued or issuable in respect of the shares of the Company's Common Stock or other securities issued or issuable pursuant to the conversion of the Series B Preferred Stock upon any stock split, stock dividend, recapitalization, or similar event and (iii) any Common Stock issued as a dividend or other distribution.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Sections 7.2 and 7.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any regular audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Investor and all fees and disbursements of counsel for the Investor.

   7.2    Demand Registration.
          -------------------

          (a) At any time subject to the limitations of paragraphs (c) and (d) of this Section 7.2, the Investor may by written notice request that the Company register under the Securities Act all or part of such Investor's Registrable Securities in accordance with such Investor's intended methods of distribution as specified in such notice.

          (b) Upon receipt of any notice of a request for registration pursuant to paragraph (a) above (a "Demand Registration"), the Company will proceed expeditiously to prepare and file a registration statement on the appropriate form to permit the sale or transfer of the Registrable Securities requested to be included by the Investor.

          (c) Notwithstanding the foregoing, (i) the Company shall not be obligated to file a registration statement relating to a Demand Registration under this Section 7.2 if counsel to the Company renders an opinion to the effect that registration under the Securities Act is not required for the proposed transfer of Registrable Securities, (ii) the Company shall not be required to effect more than two registrations pursuant to this Section 7.2,
(iii) the Company shall not be required to file any registration statement pursuant to this Section 7.2 prior to nine (9) months after the Company's Initial Public Offering and (iv) the Company shall not be required to file a registration statement relating to a Demand Registration under this Section 7.2 if the amount of Registrable Securities to be sold pursuant to such registration is less than $7,500,000 in market value at the time the request for such registration is made to the Company. In addition, the Company may defer the filing of a registration statement relating to a Demand Registration if (l) the Company has filed, or is about to file, a registration statement relating to the offering of or (2) has undertaken or is about to undertake without a registration statement the offering of (including, without limitation, a so-called private investment in public equity securities or "PIPES" offering and an offering pursuant to Rule 144A under the Securities Act ("Rule 144")) any of the Company's securities (a "Company Offering"), and the managing underwriter (or placement agent, initial purchaser or other entity serving in a similar capacity) of the Company Offering in its sole discretion is of the opinion that the filing of a registration statement with respect to such Demand Registration could be expected to adversely affect the Company Offering, including, without limitation, the price at which the securities to be offered in the Company Offering may be sold; provided, that the
                                                              --------
Company shall use reasonable efforts to file its proposed registration statement, if applicable, and to commence and complete the Company Offering in a diligent manner and, in any event, the Company shall not defer the filing of a registration statement relating to the Demand Registration for more than 120 days from the completion of the Company Offering. Furthermore, the Company may defer the filing of a registration statement relating to a Demand Registration for up to 120 days after the request for registration is made if the Board determines in good faith that such registration would adversely affect or otherwise interfere with a proposed or pending transaction by the Company, including, without limitation, a material financing or a corporate reorganization, or during any period of time in which the Company is in possession of material inside information concerning the Company or its securities, which information the Company determines in good faith is not ripe for disclosure. The Company shall not be required to undergo or pay for any special audit to effect any registration statement under this Section 7.2, and if such a special audit would be required in order to file or effect a registration statement hereunder, the Company shall be entitled to delay the filing or effectiveness of such registration statement until a reasonable period of time following the completion of the next audit scheduled in the ordinary course of the Company's activities; provided, that the Company shall not be
                                    --------
entitled to further defer the filing or effectiveness of such registration statement if the Investor agrees in writing to pay for the cost of any such special audit.

          (d) A registration will not count as a registration under paragraph
(a) of this Section 7.2, until it has become effective; provided, that if the
                                                        --------
Investor shall cause or request the Company to withdraw any such registration statement, the Investor may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another Demand Registration, in accordance with the procedures set forth herein, only upon agreeing in writing to reimburse the Company for all expenses whatsoever over and above those expenses which the Company would have incurred had such Demand Registration not been initiated. The Company shall use its best efforts to maintain the effectiveness of any registration statement relating to a Demand Registration until the earlier to occur of (x) 120 days after the effective date of such registration statement and (y) the date on which all of the Registrable Securities registered thereunder have been sold.

          (e) If the Investor so notifies the Company, the offering of Registrable Securities pursuant to any Demand Registration may be in the form of an underwritten offering, it being understood that the Company shall have no obligation under this Agreement to cause such offering to be underwritten.

          (f) If a Demand Registration is in the form of an underwritten offering, the Company shall select and use reasonable efforts to retain the investment banker or investment bankers and manager or managers that will administer the offering; provided, that such investment bankers and managers
                         --------
must be reasonably satisfactory to the Investor.

   7.3    Company Registration.
          --------------------

          (a) Notice of Registration.  If at any time the Company shall
              ----------------------
determine to register any of its securities, either for its own account or the account of a security holder, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) a registration related solely to convertible or non-convertible debt securities, the Company will:

              (A) promptly give to the Investor written notice thereof; and

              (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by the Investor subject to provisions of Section 7.3(b).

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to this Section 7.3. In such event the right of the Investor to registration pursuant to this Section 7.3 shall be conditioned upon the Investor's participation in such underwriting and the inclusion of the Investor's Registrable Securities in the underwriting to the extent provided herein. The Investor shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.3, (a) if the registration of which the Company gives notice is for the Company's Initial Public Offering, the Company may exclude all Registrable Securities of the Investor if Catalytica determines not to sell any Registrable Securities for Catalytica's account and provided that none of the net proceeds to the Company are used to make any payment to Catalytica, and (b) if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of the Registrable Securities to be included in such registration and underwriting. In the event of such a limitation by the Managing Underwriter, the Company shall so advise all holders distributing their securities through such underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders thereof, including the Investor, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all such holders at the time of filing the registration statement. If the Investor disapproves of the terms of any such underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, but (subject to the greater period referred to in Section 7.6 hereof) shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

   7.4    Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to
Section 7 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered by the Investor shall be borne by the Investor.

   7.5    Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Section 7, the Company will keep the Investor advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will furnish such number of prospectuses and other documents incident thereto as the Investor from time to time may reasonably request.

   7.6    "Market Stand-Off" Agreement.  The Investor hereby agrees that it
           ---------------------------
shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any Registrable Securities (i) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company's Initial Public Offering or (ii) for so long as the Investor holds Registrable Securities equal to or greater than five percent (5%) of the Total Voting Power of the Company (as defined in Section 11), during the 90-day period following the effective date of any other registration statement filed on behalf of the Company with the Securities and Exchange Commission.

   7.7    Indemnification.
          ---------------

          (a) The Company will indemnify the Investor, each of its officers and directors and the Investor's legal counsel and independent accountants, and each person controlling the Investor within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 7, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its officers and directors and the Investor's legal counsel and independent accountants, and each person controlling the Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or alleged omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor or underwriter and stated to be specifically for use therein or for any settlement of any such actions or litigation effected without the Company's written consent.

          (b) The Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, and will reimburse the Company, its directors, officers, partners, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Investor and stated to be specifically for use therein and provided the Investor will not be liable for any settlement effected without the Investor's written consent.

          (c) Each party entitled to indemnification under this Section 7.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. The Company shall be entitled to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnified Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7, unless the Indemnifying Party is materially prejudiced by the failure to give notice promptly. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

   7.8    Information by Investor.  The Investor shall furnish to the Company
          -----------------------
such information regarding the Investor and the distribution proposed by the Investor as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

   7.9    Rule 144 Reporting. With a view to making available the benefits of
          ------------------
certain rules and regulations of the Securities and Exchange Commission which may at any time permit the sale of the restricted securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

          (c) So long as the Investor owns any Registrable Securities, to furnish to the Investor upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and of the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing the Investor to sell any such securities without registration.

   7.10   Transfer and Expiration of Registration Rights.  Other than to an
          ----------------------------------------------
Affiliated Transferee, the rights to cause the Company to register securities granted the Investor under this Section 7 may not be assigned to a transferee or assignee in connection with the transfer or assignment of shares of the Restricted Securities. The registration rights granted to the Investor under this Section 7 shall expire when the Investor may sell all its Registrable Securities in any three month period.

                                   Section 8.
                       Investor's Right of First Refusal
                       ---------------------------------

   8.1    Right of First Refusal.
          ----------------------

          (a) The Company hereby grants to Investor the right of first refusal to purchase New Securities (as defined in this Section 8) which the Company may, from time to time, propose to sell and issue up to (i) the amount of Investor's pro rata share if the purchase price per share is equal to or greater than the Conversion Price (as defined in the Restated Certificate) (as adjusted) (the "Series B Price") plus an additional number of shares as will enable Investor to acquire 19.9% (or 20% if the Company no longer files a consolidated tax return with Catalytica or if the Company upon its own initiative sells New Securities and as a result of such sale or sales cannot file a consolidated tax return) of the Company's total outstanding capital stock if Investor fully exercised its rights under Section 11 of this Agreement or (ii) the amount of one-half (l/2) of the New Securities being issued if the purchase price per share is less than the Series B Price. A pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock then held by Investor and the number of shares of Common Stock issuable upon conversion of any other securities convertible into Common Stock then held by Investor bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of any then outstanding other securities convertible into Common Stock (except for Common Stock subject to rights issued under plans or grants of the type set forth in Section 8(b)(ii)). In the event of an Initial Public Offering by the Company, Investor shall be permitted to purchase at the public offering price net the underwriting discount directly from the Company either in a separate transaction or if permitted under applicable securities laws as part of the registered offering such amount of securities that would enable Investor to hold, in the aggregate, 20% of the total outstanding capital stock of the Company assuming for purposes of this
Section 8 that Investor had fully exercised its option to purchase 535,715 shares of Series B Preferred as described in more detail in Section 11 of this Agreement.

          (b) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include:

              (i) the shares purchased under this Agreement or securities issuable upon conversion of or with respect to the Series A or Series B Preferred Stock or upon conversion of or with respect to any other Preferred Stock subsequently issued;

              (ii) capital stock issued or issuable to officers, directors or employees of or consultants to the Company, primarily for the purpose of soliciting or retaining their services to the Company, directly or pursuant to a stock option plan, restricted stock purchase plan or other arrangement approved by the Compensation Committee of the Board of Directors, in such amount as shall be approved by such Compensation Committee, provided that a majority of the members of which consist of individuals who are not officers of, or consultants to the Company or any corporation controlling or controlled by the Company or the Company's direct or indirect parent;

              (iii) capital stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 8.1 apply with respect to the initial sale or grant by the Company of such rights or agreements;

              (iv) securities issued pursuant to or in connection with any corporate partnership, joint venture or licensing arrangement or in connection with equipment lease financings or bank debt into which the Company may enter;

              (v) capital stock issued in connection with any stock split, stock dividend or recapitalization by the Company, and

              (vi) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns not less than 50% of the voting power of the surviving corporation.

   8.2    Notice and Closing.
          ------------------

          (a) In the event the Company proposes to undertake an issuance of New Securities, it shall promptly give Investor written notice of its intention, describing the type of New Securities, and the price and general terms upon which the Company proposes to issue the same. The Investor shall have ten (10) business days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (b) Investor's notice to the Company of exercise of its rights under this Section 8 shall constitute Investor's irrevocable acceptance of the Company's offer, subject to customary closing conditions as set forth in the terms to new investors.

          (c) The purchase and sale of any securities pursuant to any offer made under this Section 8 that is accepted by the Investor shall take place at 7:00 a.m. on the date of the closing of the issuance of New Securities, or at such other time and place as the Company and the Investor may mutually agree. The purchase price shall be payable in cash or in such other form as set forth in the terms to the new investors at the discretion of the Investor. The issuance of such shares shall be conditioned upon compliance with applicable laws and regulations and requirements of any applicable stock exchange and the absence of any order in effect enjoining or restraining such exercise or issuance.

   8.3    Waiver.  In the event Investor fails to exercise the right of first
          ------
refusal within the period set forth in Section 8.2, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Investor at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice.

                                   Section 9.
                   Board Representation and Voting Agreement
                   -----------------------------------------

   9.1    Board Representation Prior to Initial Public Offering. Prior to the
          -----------------------------------------------------
date of the Company's Initial Public Offering (as defined in Section 7.1) and for so long as Investor shall hold fifty percent (50%) or more of the Series B Preferred (or such securities issued upon the conversion thereof) outstanding on the date of this Agreement, Investor shall have the right to designate a nominee for election to the Company's Board of Directors and the Compensation Committee of the Company's Board of Directors reasonably satisfactory to the Company.

   9.2    Board Representation After Initial Public Offering.  Subsequent to the
          --------------------------------------------------
Company's Initial Public Offering, so long as Investor shall beneficially own at least five percent (5%) of the total outstanding Voting Stock of the Company (as defined in Section 13), the Company shall include in its proxy statement, as a "nominee" recommended by the Company's Board of Directors or management to stockholders for election as a director at each annual meeting of stockholders of the Company, commencing with the annual meeting of stockholders following the Company's Initial Public Offering, one person designated by the Investor who is reasonably satisfactory to the Company.

   9.3    Vacancy.  In the event that any designee nominated and elected as
          -------
provided in Section 9.1 or 9.2 shall cease to serve as a director for any reason during the period that such Section is in effect, the vacancy resulting thereby shall be filled by a designee of the Investor reasonably acceptable to the Company.

   9.4    Voting Agreement. Catalytica agrees to vote any shares of Voting Stock
          ----------------
it owns in favor of any nominee of Investor selected under this Section 9 to serve as a member of the Company's Board of Directors and as a member of the Compensation Committee of the Company's Board of Directors.

                                  Section 10.
                       Certain Covenants of the Investor
                       ---------------------------------

     Until the termination of the particular covenant, as the case may be, the Investor hereby agrees (on behalf of itself and any Affiliated Entity) as follows:

   10.1   Limitation on Ownership of Voting Stock of the Company. Except as set
          ------------------------------------------------------
forth in this Agreement, neither the Investor nor any Affiliated Entity collectively shall directly or indirectly acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock (as defined in Section 13), or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) without the written consent of the Company, if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then owned by the Investor and any Affiliated Entity or which it has a right to acquire to an amount equal to 20% or more of the Total Voting Power of the Company (as defined in Section 13) at such time, provided that (a) the limitation of "20% or more" shall be changed to "25% or more" upon either the Company's Initial Public Offering or after the Company has a fiscal year with pre-tax income and (b) the limitation shall not apply to the extent Investor is purchasing New Securities as permitted under Section 8 of this Agreement.

   10.2   Limitations on Ownership of Voting Stock of Catalytica. Except as set
          ------------------------------------------------------
forth in this Agreement, neither the Investor nor any Affiliated Entity collectively shall directly or indirectly acquire beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock (as defined in Section 13), or any other right to acquire Voting Stock (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Stock generally) without the written consent of the Catalytica, if the effect of such acquisition would be to increase the Voting Power of all Voting Stock then owned by the Investor and any Affiliated Entity or which it has a right to acquire to an amount equal to 20% or more of the Total Voting Power of the Catalytica (as defined in Section 13) at such time.

   10.3   Restrictions on Transfer of Voting Stock.
          ----------------------------------------

          (a) The Investor shall not, directly or indirectly, sell or transfer any Voting Stock of the Company except (i) to the Company or any person or group approved in writing by the Company; or (ii) to any Affiliated Transferee, so long as such Affiliated Transferee agrees to hold such Voting Stock subject to all the provisions of this Agreement, including this Section 10.3, and agrees to transfer such Voting Stock to the Investor or another Affiliated Transferee of the Investor if it ceases to be of the Investor; or (iii) pursuant to a bona fide public offering registered under the Securities Act (which shall be structured to distribute such shares or rights through an underwriter or otherwise in such a manner as should not result in a sale or sales of beneficial ownership of Voting Stock with aggregate voting power of 10% or more of the Total Voting Power of the Company then in effect being transferred to a single person or group); or (iv) into the public market pursuant to SEC Rule 144 (including Section (k) of SEC Rule 144 or a successor rule) under the Securities Act (which shall be structured to distribute such shares or rights through an underwriter or otherwise in such a manner as should not result in a sale or sales of beneficial ownership of Voting Stock with aggregate voting power of 10% or more of the Total Voting Power of the Company then in effect being transferred to a single person or group); or (v) subject to the Company's right of first refusal as set forth in Section 12.1 hereof, in transactions not otherwise described herein so long as such transactions do not, directly or indirectly, result, to the knowledge of Investor, in any single person or group owning or having the right to acquire Voting Stock with aggregate voting power of 10% or more of the Total Voting Power of the Company then in effect, and provided Investor shall not sell Voting Stock to an entity which is an existing customer (defined as an entity which has ordered a product from the Company), or a prospective customer (defined as an entity with which the Company has had bona fide discussions in the prior twelve (12) months regarding purchase of a product from the Company), or a competitor of the Company without the written consent of the Company; or (vi) pursuant to a bona fide pledge of such Voting Stock to an institutional lender to secure a loan, guarantee or other financial support, provided that such lender agrees to hold such Voting Stock subject to all provisions of this Agreement and any sale or disposition by such lender of such pledged Voting Stock shall be subject to the limitations of this Section 10.3; or (vii) in the event of a merger or consolidation in which the holders of Voting Stock of the Company prior to the merger or consolidation cease to hold at least 51% of the Voting Stock of the surviving entity, or pursuant to a plan of liquidation of the Company.

   10.4   No Sale or Transfer in First Year.  Notwithstanding the foregoing
          ---------------------------------
provisions Investor agrees not to sell or transfer directly or indirectly by Voting Stock for one (1) year after the Closing Date except as provided in
Section 10.3(a) (ii), (iii), (iv), (vi) or (vii).

                                  Section 11.
                Investor's Option to Purchase Additional Shares
                -----------------------------------------------

   11.1   Option to Purchase. Investor may purchase after the Closing 535,715
          ------------------
shares of Series B Preferred (or Common Stock, if such Series B Preferred has been otherwise automatically converted pursuant to the Restated Certificate) provided such amount purchased would not increase its ownership of the Company, as calculated on a fully diluted basis, to 19.9% (or to 20% if the Company no longer files a consolidated tax return with Catalytica or if the Company upon its own initiative sells New Securities and as a result of such sale or sales cannot file a consolidated tax return) of the Company's total outstanding capital stock on the date of the purchase at a price per share of $26.88 (as adjusted on the same terms as the Conversion Price); provided however, Investor's right to purchase such shares shall terminate at 5:00 p.m., California time on January 14, 2001. If prior to an Initial Public Offering the Company issues shares of stock which become outstanding to employees, officers, directors or consultants of the Company, then Investor may purchase additional shares of stock to increase its ownership percentage to the foregoing percentages upon the same terms as the option to purchase 535,715 shares of Series B Preferred described in this Section 11. Any such purchase shall be treated as a purchase for purposes of this Agreement, and the Series B Preferred shares so acquired shall be purchased under an amendment to this Agreement entered into between the Company and the Investor in which the representations and warranties of the Company set forth in this Agreement and its Exhibits may be revised to reflect any changes to the representations and warranties occurring after the Closing.

                                  Section 12.
                         Company Right of First Refusal
                         ------------------------------

   12.1   Company Right of First Refusal. Prior to making any sale or transfer
          ------------------------------
of Voting Stock of the Company pursuant to Section 10.2(a)(v) hereof, the Investor shall give the Company the opportunity to purchase such Voting Stock in the following manner:

          (a) The Investor shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the approximate number of the proposed purchasers or transferees, the amount of Voting Stock proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

          (b) The Company shall have the right, exercisable by written notice given by the Company to the Investor within sixty (60) days after receipt of such Transfer Notice, to purchase all (and not less than all) of the Voting Stock specified in such Transfer Notice for cash per share equal to the Transfer Price.

          (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Voting Stock with respect to which such right has been exercised shall take place within thirty (30) days after the Company gives written notice of such exercise, which period of time shall be extended in order to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use commercially reasonable efforts to secure any approvals required in connection therewith.

          (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Investor shall be free, during the period of ninety (90) days following the expiration of such time for exercise, to sell the Voting Stock specified in such Transfer Notice on terms no less favorable to the Investor than the terms specified in such Transfer Notice.

   12.2   Assignment of Rights.  In the event that the Company elects to
          --------------------
exercise a right of first refusal under this Section 12, the Company may specify prior to closing such purchase another person as its designee to purchase the Voting Stock to which such notice relates. If the Company shall designate another person as the purchaser pursuant to this Section 12, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if such person shall fail to do so.

                                  Section 13.
                Certain Definitions and Termination of Covenants
                ------------------------------------------------

   13.1   Certain Definitions.  As used in this Agreement:
          -------------------

          (a) The term "Total Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency). In the event that the Board of Directors is elected by class votes (rather than all classes on an as-converted or a combined basis) then Total Voting Power shall be determined in a manner that shall retain the ability of the Company to file a consolidated tax return (to the extent applicable) with Catalytica; provided that the foregoing shall not limit or restrict any separate class or special voting rights held by Investor as to any matters other than the election of directors.

          (b) The term "Total Voting Power of Catalytica" means the total number of votes which may be cast in the election of directors of Catalytica at any meeting of stockholders of Catalytica if all securities entitled to vote in the election of directors of Catalytica were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency). In the event that the Board of Directors is elected by class votes (rather than all classes on an as-converted or a combined basis) then Investor shall be entitled to hold an identical percentage interest in each such distinct class of Voting Stock.

          (c) The term "Voting Stock" means the Common Stock, Preferred Stock and any other securities issued having the ordinary power to vote in the election of directors (other than securities having such power only upon the happening of a contingency).

          (d) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (e) The term "PBGC" shall mean the Pension Benefit Guaranty
                        ----
Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

          (f) The term "Affiliated Transferee" shall mean all those
                        ---------------------
corporations, associations or other business entities, including without limitation Investor, of which Enron Corp., an Oregon corporation, owns or controls either directly or indirectly more than 50% of the outstanding voting or equity interests.

          (g) The term "Affiliated Entity" shall mean Enron Corp., an Oregon corporation, and any person controlling, controlled by or under direct or indirect common control with Enron Corp. or in which Enron Corp. holds more than 50% of the outstanding voting or equity interests.

   13.2   Termination of Covenants.  If not earlier terminated by the specific
          ------------------------
terms of such Sections, the provisions of Section 8 shall terminate on the earlier of (i) the effective date of a Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act, covering securities of the Company, (ii) seven (7) years after the Closing Date or (iii) such time as Investor and any affiliate or subsidiary of Investor own in the aggregate less than five percent (5%) of the then outstanding Voting Stock of the Company and the provisions of Sections 10 and 12 shall terminate seven (7) years after the Closing Date.

                                  Section 14.
                               Information Rights
                               ------------------

     The Company hereby covenants and agrees as follows:

   14.1   Annual and Quarterly Financial Information.  The Company will furnish
          ------------------------------------------
to the Investor:

          (a) As soon as practicable after the end of each fiscal year commencing with fiscal year 1998, and in any event within 90 days thereafter, an audited, consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and audited, consolidated statements of operations and statements of cash flow of the Company and its subsidiaries, if any, for such year, each of which shall be reviewed by an accounting firm of national reputation in connection with the annual audit of Catalytica, and all of which shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and statements of cash flow of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles applied on a consistent basis, except for the absence of normal audit adjustments and the absence of other supporting statements, schedules and footnotes.

   14.2   Confidentiality of Information.  The Investor agrees that any
          ------------------------------
information obtained pursuant to this Section 14 which is, or would reasonably be perceived to be, proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company.

   14.3   Assignment of Information Rights. The rights granted pursuant to this
          --------------------------------
Section 14 may not be assigned without the Company's consent except to an Affiliated Transferee.

   14.4   Termination. The rights set forth in this Section 14 shall terminate
          -----------
upon the effective date of a Registration Statement covering the Company's securities filed with the Securities and Exchange Commission.

                                  Section 15.
               Additional Covenants of Catalytica and the Company
               --------------------------------------------------

   15.1   Stock to be Reserved. Each of Catalytica and the Company covenant that
          --------------------
all shares that may be issued upon the conversion of the Series B Preferred Stock will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Series B Preferred Stock may be converted, Catalytica and the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to permit the conversion of the Series B Preferred Stock.

   15.2   Use of Proceeds. The proceeds of the sale of the Series B Preferred
          ---------------
Stock shall be used for the purpose of working capital and capital expenditures consistent with the annual operating plan approved by the Board of Directors of the Company and may not be used for the payment of any dividend or repurchase of stock.

   15.3   Intercompany Obligations. Each of Catalytica and the Company covenant
          ------------------------
that all payables, indebtedness and other monetary obligations of the Company and its subsidiaries to Catalytica incurred prior to the Closing which have not been retired, repaid or otherwise modified as a contribution of capital to the Company prior to the Closing shall be contributed as capital to the Company as soon as practicable from and after the Closing. Investor acknowledges that the Company will provide in its Amended and Restated Certificate of Incorporation, attached hereto as Exhibit A, an increase in the liquidation preference of the Series A Preferred Stock on a per share basis, which shall be determined by aggregating the entire amount of payables, indebtedness and other monetary obligations contributed to the capital of the Company by Catalytica and dividing such aggregate amount by 7,000,000.

                                  Section 16.
                                 Miscellaneous
                                 -------------

   16.1   Survival of Warranties. The warranties, representations and covenants
          ----------------------
of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation made by the Investors or on their behalf.

   16.2   Successors and Assigns. The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

   16.3   Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of Delaware (irrespective of its choice of law principles).

   16.4   Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   16.5   Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

   16.6   Notices. Unless otherwise provided, any notice required or shall be
          -------
given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or if sent by telex, facsimile or telecopier, upon receipt of the correct answer back, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight courier, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by advance written notice to the other parties.

   16.7   Finder's Fee. Each party represents that it neither is nor will be
          ------------
obligated for any finder's fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible.

          The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expense of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

   16.8   Expenses.  Irrespective of whether thc Closing is effected, the
          --------
Company and Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

   16.9   Amendment and Waivers. Any term of this Agreement may be amended and
          ---------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

   16.10  Severability. If one or more provisions of this Agreement is held to
          ------------
be unenforceable under applicable law, such provision shall be excluded from this

Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and otherwise shall be enforceable in accordance with its terms.

   16.11  Aggregation of Stock. All shares of Common Stock or securities
          --------------------
convertible into Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

   16.12  Affiliates and Subsidiaries. The terms and conditions of this
          ---------------------------
Agreement shall be binding upon Investor and any Affiliated Transferee.

   16.13  Saturday, Sundays, Holidays, etc. If the last or appointed day for the
          --------------------------------
taking of any action or the expiration of any right required to granted herein shall be a Saturday or a Sunday or shall be legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CATALYTICA, INC.


                              By: /s/ Lawrence W. Briscoe
                                 ----------------------------------

                              Title: Chief Financial Officer
                                    -------------------------------

                    Address:  430 Ferguson Drive
                              Mountain View, California 94043
                              Attn:  Lawrence Briscoe

                              CATALYTICA COMBUSTION SYSTEMS, INC.


                              By: /s/ Dennis A. Orwig
                                 ----------------------------------

                              Title: President & CEO
                                    -------------------------------

                    Address:  430 Ferguson Drive
                              Mountain View, California 94043
                              Attn:  Lawrence Briscoe

                              ENRON VENTURES CORP.


                              By: /s/ Thomas E. White
                                 ----------------------------------

                              Title: Chairman & CEO
                                    -------------------------------

                    Address:  1400 Smith Street
                              Houston, Texas  77002
                              Attn:  Vice President and Secretary